Exhibit 1.01

REFERRING ADVISOR AGREEMENT

This Agreement is made between Pebble U. S. Market Fund, LLC (“Fund”), whose managing member is Pebble Asset Management, LLC (“PAM”) and ____________________________________ (the “RIA”), this _____day of ______________ 20___.

1.              APPOINTMENT OF THE REFERRING ADVISOR

PAM, on behalf of the Fund, hereby invites the RIA to participate as a referring advisor on a non-exclusive, non-transferable and non-assignable basis to refer clients to purchase Units of the Pebble U. S. Market Fund, LLC. The RIA hereby accepts such invitation and agrees to abide by the terms and conditions set out in this Agreement.

The RIA warrants that it is registered under the Investment Adviser Act of 1940 (the “Act”) and has obtained all necessary licenses and authorizations of all applicable authorities to engage in the activities covered by this Agreement and the RIA shall immediately inform PAM in writing if at any time such license or authorization expires or is withdrawn. The RIA acknowledges its understanding that it is not entitled to any compensation hereunder for any period during which it has been suspended or expelled from necessary licensing or authorization by any or all of the applicable authorities. The RIA shall immediately notify PAM in writing of any suspension or expulsion by an applicable authority.

The RIA agrees to recommend, when appropriate, Units in the Pebble U. S. Market Fund, LLC only in such states or territories where it is licensed to act as an investment advisor. RIA may not contract or engage any other person or organization to refer clients unless such other person or organization enters into an Agreement with the Fund that conforms to the requirements of the Act and Department of Labor Laws, as amended, and the rules thereunder.

RIA agrees to regularly communicate with the clients regarding their investment and inform PAM if the client’s financial condition or investment objectives have changed.

PAM reserves the right to cancel or refuse or terminate, in whole or in part, any instruction or application to subscribe for Units or contract for purchase of any Units.

RIA shall perform the services hereunder as an independent contractor and not as an employee of the Fund or PAM. Nothing in the Agreement shall constitute or is deemed to constitute a partnership, joint venture, agency, trust, formal business organization, separate legal entity or other association of any kind between the parties hereto. RIA shall have no authority to bind or act on behalf of the Fund or PAM. Except as specifically provided by this Agreement, RIA shall not act or represent or hold itself out as having authority to act as agent or partner of the Fund or PAM or in any way bind or commit the Fund or PAM to any obligations. Any such act will create a separate liability in RIA to any and all third parties affected as a consequence. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective and each party shall be responsible individually only for its obligations described by this Agreement.

2.              DUTIES OF THE REFERRING ADVISOR

The RIA: (a) shall not make any representation other than as set out in the sales documents, offering memorandum, prospectus or similar documents issued by the Fund, or any of its affiliates, or give or make any warranty on behalf of the Fund or PAM; (b) shall observe the terms and conditions relating to the recommendation of the Fund whether contained in the sales documentation issued by the Issuer or in any directions of PAM provided to the RIA, or imposed by law or regulations having the force of law in any country or territory in which the RIA is recommending the Units or in which any investor or potential investor in the Units is a resident or of which such investor is a citizen or national and, in particular, but without limitation, the RIA shall not recommend the Units from any person (whether an individual, firm or corporation) who is not eligible by reason of nationality or otherwise, to invest in the Units; (c) Acknowledges its responsibility under applicable law to make every reasonable effort to determine that the purchase of Units through this agreement is a suitable and appropriate investment for each person to whom RIA refers investment in the Fund, based on information provided by such person.

In connection with its activities under this Agreement, the RIA shall use only such sales documents and/or promotional brochures as have been approved by PAM. PAM shall obtain approval for such sales documents to the extent legally required by the supervisory authority in any relevant jurisdiction prior to their use. The RIA shall not circulate any prospectus which has been withdrawn or supplemented.

The RIA shall have no authority to accept applications for Units and shall in no circumstances have any power to enter into a transaction on behalf or in any other way to bind the Fund or PAM.

The RIA warrants observing the conduct of business rules applicable in any state or territory in which the RIA is recommending Units in the Fund or, if applicable, in which any investor or potential investor is resident or of which such investor is a citizen or national. It is the RIA's duty to inform investors and potential investors in a reasonable manner about the Units and about the risks of investing in them, and to observe the terms and conditions relating to the recommendation of Units imposed by law or regulations having the force of law in any applicable state or territory.

For Pebble U. S. Market Fund, LLC Clients, the RIA will provide to PAM one copy of Subscription Documents (attached as Exhibit C in the Prospectus and Disclosure Document) with original Client signatures. PAM, on behalf of the Fund, will execute and retain the original and return an executed copy to the Client. The current prospectus and disclosure document and subscription documents can be printed or downloaded from the Fund website, www.pebbleus.com.

Each Client referral under this Agreement must sign the RIA’s Disclosure Statement and deliver a signed copy to PAM. Delivery of this acknowledgement shall be required prior to acceptance of the investor as a client of the RIA. The advisory fees charged the client by the RIA is negotiated between the RIA and client. It is the responsibility of the RIA to collect advisory fees. The Fund, PAM, and its affiliates are not a party to the fee negotiation and has no responsibilities in the collection or refunding of client advisory fees.

RIA's use of any of trademarks, trade names or logos of the Fund, PAM, or its affiliates shall be in a form and manner agreed to by PAM and in compliance with any applicable country-of-origin labeling requirements. RIA's use of any trademarks, trade names or logos of the Fund, PAM, or its affiliates shall be restricted to and coextensive with the performance of all of RIA's duties under this Agreement, shall cease immediately in the event this Agreement is terminated, and shall not be construed as conferring upon RIA any right or interest in or to such trademarks, trade names, or logos or to any registration thereof.

When referencing the Fund or its Units, RIA shall submit all advertising copy, including but not limited to sales brochures, newspaper and yellow page advertisements, radio and television commercials, internet-based web material, to PAM for approval, in PAM's sole discretion, prior to using the same in commerce.

3.              DUTIES OF PAM

PAM shall support the RIA concerning the recommendation of Units by providing the RIA with such sales documents and promotional brochures as have been approved by PAM. Copies of the prospectus and any amendments and supplements thereto will be supplied without charge. PAM will provide the RIA with such current information or modifications regarding Pebble U. S. Market Fund, LLC or the distribution of Units as are necessary to recommend the Units.

4.              TERRITORY

The RIA is not authorized to directly or indirectly recommend, promote, offer, sell, distribute or deliver any of the Units in states or territories except those identified to the RIA by PAM.

5.              COMPENSATION

The Fund does not pay advisory fees to the RIA. It is the RIA’s responsibility to negotiate and collect the advisory fees in connection with an investment in the Fund. Referral fees due to a referring RIA will be paid within 30 days of month end as set out in the attached Schedule A.

6.              PREVENTION OF MONEY LAUNDERING

The RIA shall use due diligence to learn the essential facts relative to every person or entity prior to making a recommendation for the purchase of Units and shall follow procedures that are at least equivalent to those required by the USA Patriot Act and regulations adopted thereunder on prevention of the use of the financial system for the purposes of money laundering as amended from time to time. In the event that PAM requires information or is required by any competent authority to provide information as to the identity of investors or in the event that any form of money laundering is suspected, the RIA agrees to make a full disclosure of such information to PAM and/or all appropriate authorities. Where the RIA is a resident in a country which is a member of the Financial Action Task Force, such disclosure shall be made to the extent provided by local law. The RIA will retain the evidence of verification of identity and records of all transactions for at least five years following the ending of the relationship with any person for whom recommendations for the subscription of Units have been affected.

PAM reserves the right to seek and the RIA agrees to supply to PAM and/or any designated representative of them, without undue delay, such documentation as it may request in order to satisfy itself as to the essential facts relative to the RIA and any suspected or potential money laundering. If the RIA fails to supply such documentation as requested by PAM, each Issuer and/or representative of them within a reasonable period of time, this Agreement may be terminated at the sole discretion of PAM immediately in writing in accordance with clause 7 (except to the extent that PAM will not be required to give written notice of such termination). In the event that PAM and/or any representative of them is required by any competent authority to provide information as to the identity of the RIA or in the event that money laundering is suspected, the RIA agrees to make a full disclosure of all relevant information to PAM and/or all appropriate authorities.

The RIA warrants and agrees to indemnify the Fund and PAM and hold the Fund and PAM harmless from and against all liabilities, losses, damages, claims and expenses, including attorneys' and other legal fees, in connection with the foregoing warranty.

7.              TERMINATION

PAM may terminate or suspend this Agreement immediately if any licenses or approvals required of the RIA are suspended, expire or are revoked or if the RIA is otherwise unable to perform its duties hereunder, or if any finding of wrongdoing or breach of any laws or regulations is made against it or if the intermediary breaches any term or conditions of this agreement.

Either Party may terminate this agreement without cause upon 30 days written notice given to the other party.

If this Agreement is terminated pursuant to Article 7, then RIA shall not be entitled to any remuneration, subsequent to the first to occur of the suspension, expiration or revocation of any licenses or approvals required of the RIA, or the date that RIA is otherwise unable to perform its duties hereunder, or the date of any wrongdoing or breach of any laws or regulations or this agreement by RIA, or the date of termination hereof.

8.              INDEMNIFICATION

PAM agrees to indemnify and hold harmless the RIA and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment of supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); provided, however, that in no event shall the indemnification agreement contained in this subsection of Section 8 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or the Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, prior to the delivery to such person of his subscription, the untrue  statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription.

The RIA agrees to indemnify and hold harmless the Pebble U. S. Market Fund, LLC, PAM and any affiliates, as the case may be, and each person, if any, who controls the Pebble U. S. Market Fund, LLC or as the case may be, within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from PAM set forth in Section 8 (and, in the case of PAM, for any indemnity paid by PAM pursuant to Section 8, but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon a breach of any agreement, covenant, representation or warranty set forth in this Agreement by the RIA).

Each of the parties to this Agreement understands that the obligations of each party subject to this Section 8 are separate and distinct. Notwithstanding any other provision of this Section 8, PAM (i) shall have no obligation to indemnify the RIA for more than the amount of proceeds resulting from the recommendation of Units by the RIA during the Continuing Offering Period plus the RIA's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof) and (ii) any obligation of PAM to indemnify the RIA shall be adjusted to reflect the relative responsibility of the RIA (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

Notwithstanding any other provision of this Agreement, indemnification of PAM or its controlling persons by Pebble U. S. Market Fund, LLC shall be permitted only to the extent permitted by the Subscription Documents.

Any party which proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 8, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 8 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 8. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in questions), (ii) the indemnified party shall have reasonably concluded that there may be a conflict interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of (ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the RIA and any person who controls the RIA within the meaning of Section 15 of the Securities Act, and (y) Pebble U. S. Market Fund, LLC and Pebble Asset Management, LLC and any person who controls the Pebble U. S Market Fund, LLC and within the meaning of Section 15 of the Securities Act.

9. MISCELLANEOUS

This Agreement embodies the entire understanding between the parties hereto in respect of the subject matter hereof and no modification or amendment of any provision of this Agreement shall be effective unless the same shall be reduced to writing and signed by the parties hereto.

The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

In case that single terms of this Agreement are or become inoperative or impracticable, the rest of this Agreement shall remain unaffected thereby. To the extent practicable, any invalid or inoperative terms will be replaced by valid and operative terms which are closest to the real purpose of the invalid or inoperative terms.

All controversies resulting from this contract, including the question of its valid realization and its pre-effects and consequences, exclusively lie in the jurisdiction of the competent court of Louisiana, and the parties agree that Louisiana law, applied without regard to conflict of laws principles, shall be solely applicable to the interpretation and enforcement of this Agreement.

This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Agreement is signed and transmitted by facsimile machine or electronic mail, the signature of any party on such agreement transmitted by facsimile or electronic mail shall be considered, and have the same force and effect, as an original document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR PEBBLE ASSET MANAGEMENT, LLC	FOR THE RIA:
As manager of PEBBLE U. S. MARKET FUND, LLC

_______________________________________	_____________________________________
Signature	Signature of Authorized Signatory
Richard Clement – President
Pebble Asset Management, LLC
_____________________________________
Printed Name of Authorized Signatory

_____________________________________
Title of Authorized Signatory

Date:____________________	Date: _________________

SCHEDULE A

REMUNERATION

Made on _______________, 20____ between Pebble Asset Management, LLC (“PAM”) as manager of the Pebble U. S. Market Fund, LLC, and ________________________________("RIA"), this remuneration agreement as accepted by both parties according to the stipulations set forth in this Schedule A.

The Fund is not a party to the advisory fee paid by the client to the RIA, if any. The advisory fee is negotiable between the RIA and the client. The Fund and PAM have no responsibilities in the charging, refunding, or deducting advisory fees owed to the RIA by the client.

The ongoing compensation specified above shall be in consideration of and is contingent upon the provision by the RIA or its affiliates of additional services in connection with the Units sold by the RIA, including: (w) inquiring of Pebble Asset Management, LLC (“PAM”) from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value of a Unit; (x) inquiring of  from time to time, at the request of an owner of Units referred by it, regarding the commodities markets and the Pebble U. S. Market Fund, LLC; (y) assisting, at the request of PAM, in the redemption of Units referred by it; and (z) providing such other services to the owners of the Units referred by it as PAM may, from time to time, reasonably request. The RIA also will use its best efforts to insure that any of its investment advisor representatives will cooperate in providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the RIA. The RIA shall forfeit its rights hereunder to receive any ongoing compensation relating to the additional services for the entirety of any month during which it is not duly registered with the appropriate federal or state authorities.

In consideration of the referring of additional referring investment advisory firms (“SRIA”) by investment advisor representatives of the RIA, The Fund will pay to the investment advisor representative of the RIA (provided both the firm and individual represents that they are registered with the SEC or appropriate state authorities) 0.25% annually (payable monthly) based on the total month end net asset value of the units referred to the Fund by the SRIAs. The 0.25% will be paid by the Fund from the Operating and Offering Expense. PAM, on behalf of the Fund, will pay the ongoing compensation to the investment advisor representative for accounts of SRIAs that are directly referred by the investment advisor representative. The RIA agrees that such compensation will be paid directly to its investment advisory representatives who are registered with the appropriate federal or state authorities and have passed the Uniform Investment Advisor Examination (Series 65) or are considered exempt from taking the exam by the appropriate licensing authorities. If any such investment advisor representative shall transfer employment or affiliation to another registered investment advisory firm, the RIA agrees that ongoing compensation from the SRIAs will continue to be paid to the investment advisor representative at the transferee firm.

Compensation for referring SRIAs falls under §275.206(4)-3 of the Investment Adviser Act (the “Cash Solicitation Rule”). In order to be eligible to receive the cash referral fee, the RIA must be registered under the Act, the RIA individual must be current in all necessary SEC and/or state registrations, the RIA and individual adviser must not be subject to a commission order under section 203(f), not be convicted of a felony or misdemeanor described in section 203(e)(2)(A) through (D) or subject to an order, judgment, or decree barring the firm or individual from acting as an investment adviser. The only circumstance where the RIA will be paid a cash referral fee by the Fund is for referring SRIAs. The RIA is providing “impersonal advisory services” only, as defined in section 206(4)-3(d)(3), to the SRIA and is therefore eligible to receive such referral fee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR PEBBLE ASSET MANAGEMENT, LLC	FOR THE RIA:
As manager of PEBBLE U. S. MARKET FUND, LLC:

_______________________________________	_____________________________________
Signature	Signature of Authorized Signatory
Richard Clement – President
Pebble Asset Management, LLC
_____________________________________
Printed Name of Authorized Signatory

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_____________________________________
Title of Authorized Signatory

Date:____________________	Date: _________________

Please provide the following information.

1) Company Legal Name:	_________________________________________________________

2) Company Address:	_________________________________________________________
(P.O Box not acceptable)
_________________________________________________________

_________________________________________________________

3) Company Mailing Address	_________________________________________________________
(If different than Address)
_________________________________________________________

_________________________________________________________

4) Contact Person:	_________________________________________________________

5) Phone/Fax:	________________________ / _______________________________

6) E-mail:	_________________________________________________________

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